SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                            NICOLET BANKSHARES, INC.
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)

              Wisconsin                                          47-0871001
----------------------------------------                    --------------------
(State of incorporation or organization)                      (I.R.S. employer
                                                            identification  no.)

     110 South Washington Street
     Green Bay, WI
     Phone: (920) 430-1400                                         54301
------------------------------------------                         -----
  (Address of principal executive offices)                       (zip code)

If this form relates to the registration of a class of debt  If this form relates to the registration of a class
securities and is effective upon filing pursuant to          of debt securities and is to become effective
General Instruction A(c)(1) please check the following       simultaneously with the effectiveness of a concurrent
box. [ ]                                                     registration statement under the Securities Act of 1933
                                                             pursuant to General Instruction A(c)(2) please check
                                                             the following box. [ ]

SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:

                                      None.

SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(g) OF THE ACT:

     TITLE OF EACH CLASS                         NAME OF EACH EXCHANGE ON WHICH
     TO BE SO REGISTERED                         EACH CLASS IS TO BE REGISTERED
     -------------------                         ------------------------------

     Common Stock, $.01 par value                None


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Item 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

     The Registrant incorporates by reference herein the description of the Registrant's Common Stock, $.01 par value per share, appearing under the caption, "Description of Capital Stock," in the Prospectus contained in the Registrant's Registration Statement on Form SB-2 (Registration No. 333-90052).

Item 2. EXHIBITS

     The  following  exhibits  are filed as part of this Registration Statement.

     3.1  Articles  of  Incorporation.(1)

     3.2  Bylaws.(1)

     4.2 Specimen certificate representing shares of the Registrant's Common Stock.(1)

     4.3 Form of Warrant Agreement between Nicolet National Bank and its organizers (assumed by the Registrant in its reorganization).(2)


---------------
(1) Incorporated herein by reference to the exhibit of the same number in the Registrant's Registration Statement on Form SB-2 (Regis. No. 333-90052).

(2)  Incorporated  herein  by  reference  to  Exhibit  10.6  to the Registrant's
     Registration  Statement  on  Form  SB-2  (Regis.  No.  333-90052).


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                                    SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.




                                    NICOLET BANKSHARES, INC.



Dated:  April 25, 2003              By:   /s/ Robert B. Atwell
                                          -----------------------
                                          Robert B. Atwell,
                                          President, Chief Executive Officer and
                                          Chairman


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